Exhibit 10.1
AMENDMENT TO

EMPLOYMENT AGREEMENT

This Amendment (this “Amendment”) to the Amended and Restated Employment Agreement, dated October 22, 2020, between Visteon Corporation, a Delaware corporation (the “Company”) and Sachin Lawande (the “Employee”) (the “Employment Agreement”), is made and entered into on this 19th day of February, 2024 (the “Effective Date”) by and between the Company and the Employee.

WHEREAS, the Employee has been performing employment services to the Company pursuant to the Employment Agreement;

WHEREAS, the Employee and the Company mutually desire to amend the Employment Agreement in certain respects; and

WHEREAS, pursuant to Section 23 of the Employment Agreement, the Employment Agreement may only be amended upon written amendment executed by the Company and the Employee.
NOW, THEREFORE, the Company and the Employee hereby agree that, effective on the Effective Date, the Employment Agreement shall be amended as follows:
1. Section 2 of the Employment Agreement shall be amended and restated to read as follows:

“The term of the Agreement shall extend through September 30, 2030 (the “Term”). The Term, but not Employee’s employment with the Company, shall terminate on September 30, 2030 without further action by the Company or the Employee unless they have before that date mutually agreed to an extension of the Term. However, both the Term of the Agreement and the Employee’s employment shall terminate sooner pursuant to Section 7 hereof, subject to Section 8 hereof. If the Term is not earlier terminated in accordance with Section 7 hereof, it will automatically terminate on September 30, 2030, without further action by the Company or the Employee unless both the Company and the Employee have, before that date, mutually agreed to an extension of the Term.”

2. All of the terms and conditions of the Employment Agreement as amended by this Amendment shall remain in full force, and effect and the Employee and the Company agree to continue to be legally bound by the obligations and undertakings in the Employment Agreement, other than those that have been amended by this Amendment and/or those that are no longer applicable due to the lapse of time since the initial execution of the Employment Agreement.

IN WITNESS WHEREOF, the undersigned, intending to be legally bound, have executed this Amendment, effective as of the date set forth above.
Visteon Corporation
/s/Francis M. Scricco
By: Francis M. Scricco

EMPLOYEE

Exhibit 10.1

/s/Sachin S. Lawande
Sachin S. Lawande